Exhibit 99.1

Microbot Medical Secures Additional Protection for the One and Done Guidewire Technology with another Notice of Patent Allowance

HINGHAM, Mass., June 4, 2021, – Global patent jurisdictions continue to recognize Microbot Medical Inc.’s (Nasdaq: MBOT) innovative ‘One & Done’ guidewire technology, as the Israel Intellectual Property Office has issued a Notice of Allowance (NOA). The allowed application covers Microbot’s double guidewire technology that has been granted in Europe, Japan and now Israel. Globally, Microbot Medical holds a total of 42 patents issued/allowed and 23 pending patent applications.

“The One & Done is an integral part of the future development portfolio of LIBERTY, and will ensure we maintain sustainable competitive advantage,” commented Harel Gadot, CEO, President and Chairman. “We are very pleased that our continued focus on innovation is reflected in our differentiated technology IP portfolio that has been recognized by multiple global patent offices.”

The allowed claims in this patent cover a double guidewire comprising a first hollow guidewire (outer tube) and a second guidewire (inner tube), each guidewire is preshaped to impart a lateral deflection to its distal portion. An adjuster mechanism is operable to displace the inner tube longitudinally relative to the outer tube between at least three states. Each such state displaces the deflection of the outer and inner tubes relative to each other, thereby adjusting the properties of curvature and stiffness of the distal portion of the entire double guidewire.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754